                                                                      Exhibit 1








                         THE PAINEWEBBER EQUITY TRUST,
                             GROWTH STOCK SERIES 21


                         TRUST INDENTURE AND AGREEMENT


                          Dated as of January 8, 1998


                                 Incorporating


                     Standard Terms and Conditions of Trust
                           Dated as of July 10, 1990,


                                    Between

                           PAINEWEBBER INCORPORATED,
                                  as Depositor


                                      and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

                  THIS TRUST INDENTURE AND AGREEMENT dated as of January 8, 1998 between PaineWebber Incorporated, as Depositor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 10, 1990, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                         W I T N E S S E T H T H A T :

                  WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

                  WHEREAS, the parties now desire to create the Twenty-first Growth Stock trust of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agrees as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Sections 2, 3 and 4 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, Growth Stock Series 21".

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                  B. The term "Record Date" shall mean March 31, 1998 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 20th day following each Record Date, commencing April 20, 1998, and quarterly thereafter with respect to Income Account Distributions and shall mean
January 20, 1999 and annually thereafter with respect to Capital Account Distributions, except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 20 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be twenty days after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be fifty per centrum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be January 30, 2003. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be January 10, 2003.

                  F. The Trustee's annual compensation as referred to in
Section 8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.05 per Unit Outstanding.

                  I. Article I shall be amended as follows:

                  1. The definition of "Securities" shall be deleted in its entirety and the following text shall be inserted in replacement thereof:

                  "Shall mean the Securities, including Contract Securities,
                  (a) which are listed or referred to as Securities in Schedule A to the Trust Indenture or any Supplemental Indenture, (b) which have been received by the Trust in exchange or substitution pursuant to Section 3.07 hereof as may from time to time continue to be held as part of a Trust and (c) which are additional deposits of Securities made pursuant to
                  Section 2.02, 3.02 and 3.15."

                  2. The definition of "Supplemental Indenture" shall be deleted in its entirety and the following text shall be inserted in replacement thereof:

                  "Shall mean a written direction from the Sponsor to the Trustee instructing the Trustee to create additional Units pursuant to and in accordance with 2.02(c) hereof."

                  3. The definition of "Percentage Ratios" shall be deleted in its entirety and the following text shall be inserted in replacement thereof:

                  "Shall have the meaning assigned to it in Section 2.02."


                  J. Section 2.02 shall be deleted in its entirety and the following text shall be inserted in its place:

                  "Section 2.02. Deposit of Securities. (a) The Sponsor concurrently with the execution and delivery hereof, hereby grants and conveys all of its right, title and interest in and to and hereby conveys to and deposits with the Trustee in an irrevocable Trust, the Securities (together with accrued and unpaid income thereon) and Contract Securities, listed in Schedule A to the Indenture, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held, managed and applied by the Trustee as herein provided for the benefit of each Unitholder to the extent of such Unitholder's interest in the Trust Fund. The Sponsor hereby also delivers to the Trustee a certified check or checks, cash or cash equivalents or an irrevocable letter or letters of credit issued by a commercial bank or banks in an amount necessary to consummate the purchase of any Contract Securities. The Percentage Ratios for the Trust Fund shall be the percentage ratios between the number of shares of each issue of stock in such Trust deposited in such Trust Fund on the initial date of deposit thereof (the "Initial Date of Deposit") and determined by reference to Schedule A to the Indenture for such Trust Fund. Such Percentage Ratios are subject to adjustment to reflect the occurrence of (i) a stock split or a similar event which affects the capital structure of the issuer of a stock but which does not affect the Trust's percentage ownership of the common stock equity of such issuer at the time of such event, (ii) a merger or reorganization, (iii) a sale of any Securities from the Trust portfolio, or (iv) Securities deposited pursuant to Section 2.02(b). Stock dividends received by the Trust, if any, pursuant to Section 3.07(d) will be sold by the Trustee and the proceeds therefrom shall be treated as income to the Trust.

                  (b) In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contracts, moneys held for the purchase of such Contract Securities shall be credited to the Capital Account and the Trustee, as directed by the Sponsor, shall either (1) use the cash held or available under a letter or letters of credit to purchase other stock or stocks having characteristics sufficiently similar to the stocks originally deposited or (2) distribute such moneys pursuant to Section
                  3.04 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Sponsor shall cause to be refunded to each Unitholder his pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Contract Security.

                  (c) From time to time, following the Initial Date of Deposit, the Sponsor is hereby authorized, in its discretion to cause the Trustee to issue additional Units pursuant to a Supplemental Indenture directing such additional Units to be created based upon the following:

                  (1) the deposit of additional Securities in respect of such additional Units and/or contracts for the purchase of such additional Securities; and/or

                  (2) the deposit of cash in an amount to purchase such additional Securities based upon the price of such additional Securities at the Valuation Time on such date of deposit.

                  To accomplish the issuance of additional Units by means of a deposit of additional Securities, the Sponsor is authorized to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment, and/or (ii) contracts for the purchase of such additional Securities, and the Sponsor shall transfer and deliver such necessary instruments of assignment and/or contracts for the purchase of such additional Securities to the Trustee along with a certified check or checks, cash, cash equivalents or an irrevocable letter or letters of credit issued by a commercial bank in an amount necessary to consummate the purchase of any such additional Securities represented by contracts for the purchase of additional Securities.

                  To accomplish the issuance of additional Units by means of depositing sufficient cash amounts with the Trustee to enable the Trustee to purchase and deposit the additional Securities, the Sponsor is hereby authorized to, and shall, instruct the Trustee to create a specified number of additional Units whereupon the Trustee shall purchase and deposit the additional Securities in respect thereof.


                  Brokerage commissions with respect to the Trustee's purchase of additional Securities, if any, shall be an expense borne by the Trust. In all cases of creating additional Units, the Sponsor shall also pay to the Trustee for deposit into the Income Account an amount equal to the Cash Component per Unit (as defined below), multiplied by the number of new Units created in respect of the additional Securities deposited into the Trust Fund pursuant to this Section 2.02(c). For purposes of this paragraph, Cash Component means cash on hand in the Trust Fund (excluding cash held for the purchase of Contract Securities) and/or cash receivable by the Trust as of the date of the deposit of additional Securities, reduced by payables and accrued expenses and amounts allocated for redemption of Units or for distribution to holders of record as of a preceding Record Date. Such purchase and deposit of additional Securities shall be made, in each case, pursuant to a Supplemental Indenture. Except as provided in Section 3.07(d) the Sponsor, if depositing additional Securities with the Trustee pursuant to this Section 2.02(c), and the Trustee, if purchasing additional Securities with amounts provided to it by the Sponsor pursuant to this Section 2.02(c), in each case shall ensure that each deposit of additional Securities pursuant to this Section shall be made so as to maintain as closely as practicable the Percentage Ratios for such Securities determined by reference to Schedule A of the Trust Indenture for each Trust Fund and subject to adjustment as provided herein.


                  The Securities deposited pursuant to this Section 2.02 are comprised of (1) the Securities set forth in Schedule A of the Trust Indenture, (2) any additional deposits of Securities made in connection with the reinvestment of cash proceeds in accordance with Section 3.02 and pursuant to the provisions of Section 3.15, (3) any Treasury Securities which may be deposited as temporary reinvestment for sale proceeds pursuant to Section 3.02, and (4) additional deposits of Securities pursuant to Section 2.02(b) and this Section 2.02(c). Such additional Securities shall be held, managed and applied by the Trustee as herein provided and as provided in the applicable Trust Indenture.

                  (d) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or the nominee of its agent."

                  K. Section 3.01 shall be deleted in its entirety and the following text shall be inserted in its place:

                  "Section 3.01. Certain Moneys to Be Credited to Income Account. The Trustee shall collect the Income on the Securities as it becomes payable and credit all income to a separate non-interest bearing account to be known as the "Income Account", on the date on which the Trust Fund receives such Income, or on the date it accrues with respect to Securities issued at an original issue discount (including all moneys realized by the Trustee from the sale of options, warrants or other similar rights received in respect of the Securities and including any stock dividends sold pursuant to
                  Section 3.07)."

                  L. The text of Section 3.02 shall be deleted and the following text shall be inserted in its place:

                  "Section 3.02. Certain Moneys to Be Credited to Capital Account. All moneys other than amounts credited to the Income Account received by the Trustee in respect of the Securities under this Indenture shall be credited to a separate non-interest bearing account to be known as the "Capital Account". If Securities in a Trust are to be sold pursuant to
                  Section 3.06 or 3.07, the proceeds of such sale, or moneys received as a distribution of capital as the result of any corporate or other business action of the issuer of a Security in the Trust, may be reinvested, upon the instruction of the Sponsor, (x) in additional Securities held at such time in the Trust Fund on a pro rata basis in the manner set forth in, and to the extent permitted by, Section
                  3.15 or (y) if not so permitted by Section 3.15, if (1) at the time there is no legal or regulatory impediment and (2) in the opinion of the Sponsor it is in the best interests of the Unitholders to do so, in U.S. Treasury Obligations which mature on or prior to the next scheduled Distribution Date (the "Short-Term Treasury

                  Obligations"). Any Short-Term Treasury Obligations purchased pursuant to this Section 3.02 shall be deposited into the applicable Trust and shall be subject to the terms of such Trust Indenture and Agreement to the same extent as any Security deposited into such Trust on the Initial Date of Deposit and the terms "Trust Fund" and "Securities" shall thereafter be defined as including such Short-Term Treasury Obligations. Brokerage commissions with respect to the purchase of such Securities or Short-Term Treasury Obligations, if any, shall be an expense borne by the Trust. Anything in this Section 3.02 to the contrary notwithstanding, moneys which are required to cover the purchase of Contract Securities shall be held specially by the Trustee for such purchase and shall not be deemed to be part of the Capital Account until the Sponsor shall have notified the Trustee that such contracts have failed, whereupon such moneys shall be credited to the Capital Account and, unless reinvested pursuant to Section 2.02(b), shall be held specially for distribution in the manner provided in Section 2.02(b)."

                  M. The text of Section 3.04 shall be deleted and the following text shall be inserted in its place:

                  "Section 3.04. Certain Deductions and Distributions. Each month the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.03 and shall then:

                  (a) deduct from the Income Account or, to the extent such funds are not available in such Account, from the Capital Account, or to the extent such funds are not available in such Account, sell Securities in accordance with Section 5.02, and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Sections 8.01 and
                  8.05 on account of its services theretofore performed and expenses, losses and liabilities theretofore incurred, if any;

                  (b) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, and pay to itself individually an amount equal to the portion of the advance for Initial Costs specified in 10.02(b) for which it is then entitled to reimbursement pursuant to such section;

                  (c) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, and pay to the Sponsor or successor Sponsor the amount that it is entitled to receive pursuant to Sections 7.02 and 8.01(f); and

                  (d) to the extent that the Trustee has been advised that costs incurred in keeping the registration of Units and the Trust on a current basis are permitted to be deducted at that time by the Securities and Exchange Commission, deduct from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, an amount equal to the unpaid fees and expenses incurred in keeping the registration statement current as provided in Section 10.03.

                  Any amounts that the Trustee has paid pursuant to (c) above in excess of the amount to which the Sponsor is entitled pursuant to Section 7.02, shall be returned to the Trust and distributed on the next Distribution Date to Unitholders of record on the preceding Record Date.


                  On each quarterly Distribution Date with respect to Income Account Distributions ("Income Distributions"), and on each annual Distribution Date with respect to Capital Account Distributions ("Capital Distributions"), or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record at the close of business on the preceding Record Date at his address appearing on such Record Date on the registration books of the Trustee or by such other means as may be mutually agreed upon by the Trustee and the Unitholder, such Unitholder's pro rata share of the balance of the Income and/or Capital Accounts, as the case may be, computed as of such Record Date in the manner set forth below provided, however that the Trustee, if so directed with respect to such distributions from the Income Account only in a writing signed by the Sponsor on behalf of Unitholders electing the reinvestment plan offered in the Prospectus ("Reinvestment Plan") and received by the Trustee on or before the Record Date for the first distribution to which such notice is to apply, use such distributions to purchase Units from the Sponsor, which may be Units held by the Sponsor or additional Units created pursuant to the provisions of Section 2.02, for the accounts of such Unitholders under the terms and conditions set forth in the Prospectus. Only whole Units shall be purchased pursuant to this Section.

                  The Trustee shall on or before each Distribution Date in respect of Income Distributions and/or Capital Distributions, as the case may be, compute the amount of the distribution per Unit for such Distribution Date (i) by deducting, as applicable, from the cash on hand in the Capital and Income Accounts as of the Record Date immediately preceding such Distribution Date the total of (X) cash required for the redemption of unredeemed tendered Units and (Y) the sum of the amounts to be deducted from such Accounts on or before such Distribution Date pursuant to the foregoing provisions of this Section 3.04 and (ii) dividing the amount so obtained by the number of Units outstanding on the Record Date immediately preceding such Distribution Date.

                  No distribution need be made from the Capital Account if the balance therein is less than an amount set forth in the Indenture.

                  The amount to be so distributed to each Unitholder shall be that pro rata share of the cash balance of the Income or Capital Accounts, as the case may be, computed as set forth herein, as shall be represented by the number of Units evidenced by the number of Units held of record by such Unitholder. In making the computation of such holder's pro rata share of the balance of the Income and Capital Accounts, fractions of less than one cent shall be omitted.

                  In the event a Unitholder of a particular series of any Trust fund is also a Unitholder of one or more other series of a trust for which the Trustee is the trustee and for which the Sponsor is the sole depositor, and such Unitholder has not elected to participate in the Reinvestment Plan, then the Trustee shall consolidate in one check the distribution required to be made to a Unitholder hereunder with all other distributions required to be made on such Distribution Date to such Unitholder pursuant to the indenture governing such other series; provided that an appropriate statement of distribution be furnished therewith as required by the applicable Trust Indenture."

                  N. The second paragraph of Section 3.05 shall be amended as follows:


                           the phrase "Within a reasonable period of time after the last day of each calendar year. . ." shall be deleted and the following phrase shall be substituted therefor: "Within 60 days following the last day of each calendar year commencing with calendar year 1998.



                  O. The text of Section 3.06 shall be deleted in its entirety and the following text shall be inserted in its place:


                  "Section 3.06. Sale of Securities and of Certain Rights. The Sponsor by written notice may direct the Trustee to sell Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that any one or more of the following conditions exist:

                  (a) that there has been a failure to declare or pay anticipated dividends or interest;

                  (b) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of dividends or interest on any such Securities or that there exists any other materially adverse legal question or impediment affecting such Securities or the declaration or payment of dividends or interest on the same;

                  (c) that there has occurred any breach of covenant or warranty in any trust indenture or other document relating to the issuer or obligor or guarantor which might materially and adversely affect either immediately or contingently the declaration or payment of dividends or interest on such Securities;

                  (d) that there has been a default in the payment of the principal or par or stated value of, premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends on the Securities;

                  (e) that a decline in price has occurred or such materially adverse market or credit factors have occurred, that in the opinion of the Sponsor the retention of such Securities would not be in the best interest of the Unitholders;

                  (f) that the sale of such Securities is desirable in order to maintain the qualification of the Trust Fund as a "Regulated Investment Company" in the case of a trust which has elected to qualify as such;

                  (g) that there has been a decrease in the Sponsor's internal rating of the Security; or

                  (h) that there has been a happening of events which, in the opinion of the Sponsor, negatively affects the economic fundamentals of the issuer of the Security or the industry of which it is a part.

                  Upon receipt of such direction from the Sponsor with respect to any Securities, or in the case of options, warrants or other rights to purchase securities distributed to the Trust in respect of Securities as soon as is practicable after receipt of such options, warrants or other rights, the Trustee shall proceed to sell the specified Securities or any such rights. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Sponsor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Securities under this Section 3.06 except to the extent otherwise required by Section 3.10. The Sponsor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this Section 3.06. This provision, however, shall not protect the Trustee or Sponsor against any liability for which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations and duties hereunder."

                  P. The text of Section 3.07 shall be deleted in its entirety and the following text shall be inserted in its place:

                  "Section 3.07. Tender Offers, Reorganizations and Similar Events, Stock Dividends.

                  The Sponsor irrevocably instructs the Trustee as follows:

                  (a) In the event of a tender offer for any Security (a "Tender Stock") deposited in the Trust, by 1:00 p.m. three Business days before the expiration of the best tender offer then in effect (that being the tender offer of the highest value as determined by the Sponsor and timely communicated to the Trustee) (the "Best Offer") that (except as further provided in clause (d) below) the Sponsor shall instruct the Trustee and the Trustee shall tender the Tender Stock; provided however, the Trustee shall place a limit order on such date, expiring at the close of business on such date, for 90% of such Best Offer's value as determined by the Sponsor; provided further, that in the event the Best Offer is of an unconditional tender offer for all outstanding Tender Stock and is not conditioned upon the offeror's receipt of financing, such Tender Stock shall be tendered and not sold. Any securities received pursuant to a consummated tender offer shall be sold by the Trustee as soon as practicable. Any Tender Stock which cannot be sold as set forth above will be tendered;

                  (b) In the event Tender Stock has been tendered but a better tender offer (that being a tender offer with a higher value than a previous Best Offer, as determined by the Sponsor) (a "Better Offer") is thereafter made prior to the expiration of any withdrawal rights, the Sponsor shall timely notify the Trustee and the Trustee shall use its best efforts to exercise its withdrawal rights and apply the procedures set forth in (a) above for the Better Offer;

                  (c) Upon the consummation of a tender offer, in the event any Tender Stock is not accepted pursuant to the terms of a tender offer, the Trustee shall sell the Tender Stock as soon as practicable;

                  (d) Except as provided in subparagraph (2) below,

                      (1) during the periods during which the Sponsor creates Additional Units for the Trust, the Trustee shall not tender or sell Tender Stock.

                      (2) On any Distribution Date relating to an Income Distribution, if the Trustee creates Additional Units for the Reinvestment Plan in accordance with Section 2.02, and if the Trustee sells or tenders Tender Stock(s) in accordance with subparagraphs (a), (b) or (c) on such Distribution Date, then the Trustee shall not include such Tender Stock(s) in the deposit of additional Securities but instead shall adjust the Percentage Ratios so that the Trust's percentage ownership of such Tender Stock(s) shall be allocated on a pro rata basis to the remaining Securities held in the Trust Fund.


                  (e) In the event of a sale of substantially all of the assets of an issuer of a Security or merger of an issuer of a Security into another issuer, the Trustee shall sell the affected Security pursuant to a limit order for 90% of the value to be received by shareholders in such transaction (as determined by the Sponsor), after the announcement of such transaction. If after such acquisition or merger the Trustee still holds Security upon such acquisition or merger or any resulting securities are received in respect to Security the Trustee shall sell them as soon as practicable.

                  (f) In the event the issuer of a Security announces that another company or companies will be merged into it, the Trustee shall retain such Security unless the Sponsor directs the Trustee to sell the Security for one or more of the reasons set forth in Section 3.06.

                  (g) In the event of a corporate reorganization, the Trustee shall sell securities received in respect of a Security as soon as practicable.

                  (h) The Sponsor shall immediately advise the Trustee if it is unable to determine (i) if an offer is a Best Offer or Better Offer or (ii) the value of a tender offer, sale of substantially all assets or merger. In such event, (a) in the case of a tender offer, the Trustee shall sell the Tender Stock as close to the opening of the stock exchanges as is practicable on the last business day a tender offer is in effect and (b) in the event of a sale of substantially all assets or mergers, the Trustee shall continue to hold the Security.

                  (i) In the event the Trustee is notified of any vote to be taken or proposed to be taken by holders of the Securities held by the Trust Fund in connection with any activity or matter not otherwise covered by this Section 3.07, the Trustee shall take such action with respect thereto as the Sponsor shall direct.

                  (j) If, stock or securities are received by the Trustee, with or without cash, as a result of any activity or matter not otherwise covered by subsections (a) through (h) of this
                  Section 3.07 (including any stock or securities received notwithstanding the Trustee's rejection of an offer or received without an initial offer), the Trustee at the direction of the Sponsor may retain or sell such stock or securities in the Trust Fund. Any stock or securities so retained shall be subject to the terms and conditions of the Indenture to the same extent as the Securities originally deposited hereunder. The Trustee shall give notice to the Unitholders of the retention of stock or securities acquired in exchange for Securities within five days after such acquisition.

                  (k) Additional shares of Securities received as a distribution on Securities (other than shares received in a non-taxable distribution which shall be retained by the Trust
                  Fund) shall be sold and the proceeds credited to the Income Account."

                  Q. The first paragraph of Section 3.10 shall be amended by deleting the first word of the paragraph, "In", and inserting the following text in its place:

                  "Except as otherwise provided for in Section 3.07, in".

                  R. In the event that the Sponsor directs the Trustee to distribute Securities in lieu of a cash redemption pursuant to Section 5.02 of the Standard Terms, the Trustee shall so distribute the stocks and distribute only stocks in a proportionate amount, rounding to avoid the delivery of fractional shares and where such rounding is not possible by delivering stocks and an amount equal to the difference between the Redemption Value and the value of such stocks delivered (determined in accordance with Section 4.01 on the date of tender).

                  S. The text of Section 3.13 shall be deleted and the following text shall be inserted in its place:

                  "Section 3.13. Election to Qualify as Regulated Investment Company; Diversification Tests. (a) The Trust intends to elect to be treated and to qualify as a Regulated Investment Company as defined in the Internal Revenue Code and the Trustee is directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

                  (b) The Trustee shall furnish to independent certified public accountants designated by the Sponsor pursuant to Section 8.01(e) the value of the Securities in the Trust Fund as of
                  (1) the Friday (or the immediately preceding Business Day if such Friday is not a Business Day) before the last Business Day of the first quarter of the Trust Fund's first taxable year (2) the last Business Day of the first quarter of the Trust Fund's first taxable year, and (3) the last Business Day of any subsequent quarter during which any Securities are acquired by the Trust Fund. For purposes of this Section 3.13 each said day shall, except as the context may otherwise require, be hereinafter referred to as the "Diversification Test Date".

                  On each Diversification Test Date upon written request from the Trustee no later than five Business Days prior thereto, which date shall be specified by the Trustee in such request, such accountants shall send a written report, in form and substance satisfactory to the Trustee and its counsel, to the Trustee and to the Sponsor stating whether or not the aggregate value of all Securities (other than U.S. Government Securities) of each issuer, Securities issued by which are valued at greater than 5% of the total assets of the Trust Fund, exceeds 50% of the value of the total assets of the Trust Fund on such Diversification Test Date. In making the necessary computations, such accountants shall compute the value of the Securities by taking the value of the Securities in the Trust Fund, as so furnished by the Trustee, including the amount of any accrued interest thereon, by treating as Securities of the same issuer only those Securities whose name so indicates; by treating contracts to purchase Securities as if the Securities subject to such contracts had been acquired by the Trust Fund; and by the settlement of contracts to purchase Securities as the acquisition of Securities on their respective settlement dates.

                  In the event the foregoing certification by such accountants states that the aggregate value of Securities (other than U.S. Government Securities) of each issuer, Securities issued by which are valued at more than 5% of the total assets of the Trust Fund, on the Friday (or the immediately prior Business Day if such Friday is not a Business Day) before the last Business Day in the first quarter of the first taxable year of the Trust Fund exceeds 50% of the total assets of the Trust Fund on such date, as provided in Section 3.06, the Sponsor shall direct the Trustee to sell all or any portion of the Securities whose value is greater than 5% of total assets of the Trust Fund or take such other action as is necessary so that the aggregate value of Securities (other than U.S. Government Securities) of each issuer, Securities issued by which have values greater than 5% of the total assets of the Trust Fund, does not exceed 50% of the value of the total assets of the Trust Fund on the last Business Day of the first quarter of the first taxable year of the Trust Fund. On the last day of the first quarter of the first taxable year of the Trust Fund the Sponsor shall provide a certificate satisfactory in form and substance to the Trustee and its counsel to the effect that the aggregate value of all Securities (other than U.S. Government Securities) of each issuer, Securities issued by which are valued at greater than 5% of the total assets of the Trust

                  Fund does not exceed 50% of the value of the Fund's total assets on the last day of the quarter.

                  In order to ensure the continued qualification as a Regulated Investment Company of a trust which has elected to so qualify, the Trustee shall cause a review of the Trust to be performed by such accountants prior to the end of the calendar year. The purpose of such review shall be to determine whether the Trust is deriving at least 90% of its gross income from dividends, interest and gains from the sale or other disposition of the Securities. The Trustee shall submit the written results of such review to the Sponsor.

                  In the event that the foregoing audit states that less than 90% of the gross income of the Trust is derived from dividends, interest and gains from the sale or other disposition of the Securities, the Sponsor shall direct the Trustee to sell certain of the Securities pursuant to Section
                  3.06 in an amount deemed necessary by the Sponsor to maintain the status of the Trust as a Regulated Investment Company."

         In performing the duties set forth in this Section 3.13, the Trustee may seek the advice of the independent certified public accountants designated by the Sponsor pursuant to Section 8.01 hereof and may rely upon the advice of such accountants."

                  S. The Trustee will calculate the Trust's value, as provided in Section 5.01 on the dates set forth in said Section 5.01 and additionally upon termination (or the last business day prior thereto).

                  T. The Standard Terms shall be amended to add new Section
3.15 as follows:

                  Section 3.15. Reinvestment of Cash Proceeds. If and to the extent that the Sponsor, on behalf of the Trust, receives a favorable response to its no-action letter request submitted to the Securities and Exchange Commission with respect to reinvesting cash proceeds received by the Trust, the Trustee shall, upon receipt of instructions from the Sponsor, reinvest such cash proceeds in additional Securities held in the Trust Fund at such time. Such reinvestment shall be made so that each deposit of additional Securities shall be made so as to match as closely as practicable the Percentage Ratios, and such reinvestment shall be made in accordance with the parameters set forth in the no-action letter response. If the Sponsor and the Trustee determine that it shall be necessary to amend the Standard Terms and Agreement and/or the Indenture to comply with the parameters set forth in the no-action letter response, such documents may be so amended without the consent of Unitholders.

                  U. In the event that any issuer of a Security in the Trust issues a stock dividend in lieu of a cash dividend, such dividend shall be sold by the Trustee, and the proceeds thereof shall be Income, as defined in the Standard Terms, and shall be deposited into the Income Account and distributed as of the next succeeding Income Account Distribution Date.

                  V. All Units will be held in book-entry form, except that upon request a Unitholder may receive a certificate representing beneficial ownership of its Units.

                  W. Section 10.02 of the Standard Terms shall hereby be amended as follows:

                  1. the text of Section 10.02 shall be deleted in its entirety and;

                  2. the following text set forth below shall be inserted in replacement of such Section 10.02: "Section
                           10.02. Initial Costs (a) The Initial Costs incurred by the Sponsor and the Trustee in connection with the organization and establishment of the Trust (the "Initial Costs") shall be paid by the Trust, or if paid for by the Trustee initially, shall be reimbursed by the Trust to the Trustee in accordance with Sections 3.04(b) and 8.05.

                           (b) Initial Costs to be charged to the Trust include, but are not limited to

                                    (1)      the costs of the initial
                                             preparation, typesetting and
                                             execution of the registration
                                             statement, prospectuses (including
                                             preliminary prospectuses), the
                                             trust indenture and other legal
                                             documents relating to the
                                             establishment of the Trust, and
                                             the costs of submitting such
                                             documents in electronic format to
                                             the SEC,

                                    (2)      SEC and state blue sky
                                             registration fees for the initial
                                             registration of Trust Units,

                                    (3)      the cost of the initial audit of
                                             the Trust,

                                    (4)      the legal costs incurred by the
                                             Sponsor and the Trustee related to
                                             any and all of the foregoing, and

                                    (5)      other out-of-pocket expenses
                                             related to any and all of the
                                             foregoing.

                           (c)      Costs and expenses incurred in the
                                    marketing and selling of Trust Units, shall not be borne by the Trust but shall be paid for by the Sponsor. Such costs and expenses include but are not limited to (1) any expenses incurred in the printing of prospectuses (including preliminary prospectuses), (2) the preparation and printing of brochures and other advertising or marketing materials, including any legal costs incurred in the review thereof, and
                                    (3) any other selling or promotional costs or expenses.

                           (d) Promptly after the Initial Date of Deposit, upon written certification to the Trustee, the Sponsor shall receive reimbursement for any of the Initial Costs set forth in subsection (b) above which are payable from the Trust but which were paid for by the Sponsor, without profit. The Trustee shall advance out of its own funds such reimbursement, provided, however that the Trustee shall be entitled to be reimbursed without interest out of the Trust Fund for any and all amounts advanced by it pursuant to this Section 10.02(d), in the manner set forth in Section 3.04(a). Such advances shall be considered a lien on the Trust Fund, and the Trustee shall have a priority over Unitholders on funds received in respect of the Securities in the Trust, as such funds are received.

                           (e) The Trustee shall reimburse itself for the advances made pursuant to subsection (d) above in 60 months approximately equal installments over a five (5) year period unless (i) the Trust is sooner terminated, in which case all amounts still due and owing shall be payable to the Trustee from the assets of the Trust or (ii) by law or regulation the Trust is required to amortize costs set forth in subsection (b) over a period of time shorter than 60 months, in which case the Trustee shall follow the requisite time period for such reimbursement.

                           (f) The Sponsor shall bear the Initial Costs, if any, in excess of $100,000."

                  X. For the purpose of this Trust, Section 10.03(e) shall be amended so that the text below shall be added to the paragraph following the last sentence thereof:

                           "So long as the Sponsor is maintaining a secondary market for Units, the Sponsor shall bear any audit expense which exceeds $.0050 per Unit".

                  Section 3. The Trust hereby elects to qualify as a Regulated Investment Company under the Internal Revenue Code of 1986, as amended.


                  Section 4. All references in the Standard Terms to the First National Bank of Chicago shall be deleted in their entirety, all references to the term "Co-Trustees" shall be deleted and the term "Trustee" shall be inserted in replacement thereof, the definition of "Trustee" in Article I shall be amended to delete the reference to First National Bank of Chicago and all terms relative to the Trustee shall be interpreted in the singular.

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                           PAINEWEBBER INCORPORATED
                                             as Depositor and Sponsor



SEAL                                       By
                                              -------------------------------
                                               Senior Vice President



Attest:


--------------------------
         Secretary

STATE OF NEW YORK                   )
                                    :ss.:
COUNTY OF NEW YORK                  )


                  On this 8th day of January, 1998 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





                                    -------------------------------
                                    Notary Public

                         SCHEDULE A TO TRUST INDENTURE


                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 21
                           SCHEDULE OF INVESTMENTS
                AS OF INITIAL DATE OF DEPOSIT, JANUARY 8, 1998

COMMON STOCKS (1)

      PRIMARY INDUSTRY SOURCE AND        NUMBER OF   COST OF SECURITIES
             NAME OF ISSUER                SHARES       TO TRUST(2)
--------------------------------------  ----------- ------------------
Appliances (1.42%)
 Sunbeam Corporation...................      340         $13,685.00
Applications Software (4.28%)
 Clarify, Inc.*........................    1,050          13,781.25
 PeopleSoft, Inc.*.....................      400          13,650.00
 The Vantive Corporation*..............      490          13,781.25
Auto/Truck Parts & Equipment (5.00%)
 Arvin Industries, Inc.................      420          13,728.75
 Excel Industries, Inc.................      750          13,781.25
 The Standard Products Company.........      510          13,865.63
 Walbro Corporation....................      490           6,737.50
Cellular Communications (4.32%)
 360 Communications Company*...........      740          14,013.75
 Nextel Communications, Inc.*..........      540          13,736.25
 PriCellular Corporation*..............    1,260          13,781.25
Computers (5.70%)
 Cabletron Systems, Inc.*..............      920          13,742.50
 Data General Corporation*.............      730          13,687.50
 Digital Equipment Corporation* .......      350          13,628.13
 Stratus Computer, Inc.*...............      360          13,837.50
Containers (2.85%)
 Bemis Company, Inc....................      320          13,700.00
 Shorewood Packaging Corporation* .....      540          13,770.00
Data Processing/Management (1.43%)
 Baan Company, N.V.*...................      390          13,796.25
Direct Marketing(1.42%)
 Catalina Marketing Corporation* ......      310          13,659.38
Drug Delivery Systems (1.43%)
 Alkermes, Inc.*.......................      650          13,731.25
Electric (4.31%)
 Idaho Power Company...................      380          13,798.75
 New York State Electric & Gas Corp. ..      410          13,837.50
 NIPSCO Industries, Inc................      280          13,860.00
Electronics (4.98%)
 Credence Systems Corporation*.........      520          13,650.00
 Etec Systems, Inc. *..................      320          13,840.00
 Genus, Inc.*..........................    1,750           6,671.88
 LTX Corporation*......................    2,820          13,747.50


                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 21
                           SCHEDULE OF INVESTMENTS
          AS OF INITIAL DATE OF DEPOSIT, JANUARY 8, 1998 (CONTINUED)

COMMON STOCKS (1)

      PRIMARY INDUSTRY SOURCE AND        NUMBER OF   COST OF SECURITIES
             NAME OF ISSUER                SHARES       TO TRUST(2)
--------------------------------------  ----------- ------------------
Finance (12.92%)
 Beneficial Corporation................      170         $13,833.75
 First Chicago NBD Corporation.........      180          14,152.50
 Fleet Financial Group, Inc............      190          13,858.13
 H.F. Ahmanson & Company...............      240          13,845.00
 Golden State Bancorp, Inc.*...........      400          13,600.00
 Mellon Bank Corporation...............      230          13,800.00
 The Money Store, Inc..................      710          13,756.25
 Southtrust Corporation................      230          13,785.60
 State Street Corporation..............      250          13,718.75
Food (2.85%)
 Dominick's Supermarkets, Inc.* .......      400          13,850.00
 Hannaford Brothers Company............      320          13,620.00
Gas Distribution(4.25%)
 Consolidated Natural Gas Company .....      240          13,485.00
 MCN Corporation.......................      370          13,875.00
 Sonat, Inc............................      310          13,543.13
Internet Software (1.31%)
 America Online, Inc*..................      140          12,582.50
Machinery (2.87%)
 Harnischfeger Industries, Inc. .......      370          13,851.88
 New Holland N.V.......................      540          13,770.00
Medical (11.49%)
 CardioThoracic Systems, Inc.*.........    1,140           6,697.50
 Eclipse Surgical Technologies, Inc.* .    1,040           6,695.00
 Genzyme Transgenics Corporation* .....    1,310          13,755.00
 Heartport, Inc.*......................      580          13,775.00
 Schering-Plough Corporation...........      220          14,025.00
 Sofamor Danek Group, Inc.*............      210          13,741.85
 St. Jude Medical, Inc.*...............      440          13,915.00
 Texas Biotechnology Corporation* .....    2,340          13,747.50
 Warner-Lambert Company................      110          14,231.25
Manufacturing (1.43%)
 Samsonite Corporation*................      400          13,775.00
Networking Products (5.71%)
 Ascend Communications, Inc.*..........      500          13,781.25
 Bay Networks, Inc.*...................      490          13,750.63
 FORE Systems, Inc.*...................      810          13,770.00
 Xylan Corporation*....................      830          13,695.00


                         THE PAINEWEBBER EQUITY TRUST
                            GROWTH STOCK SERIES 21
                           SCHEDULE OF INVESTMENTS
          AS OF INITIAL DATE OF DEPOSIT, JANUARY 8, 1998 (CONTINUED)

COMMON STOCKS (1)

      PRIMARY INDUSTRY SOURCE AND        NUMBER OF   COST OF SECURITIES
             NAME OF ISSUER                SHARES       TO TRUST(2)
--------------------------------------  ----------- ------------------
Oil (5.72%)
 Nuevo Energy Company*.................      370        $ 13,666.88
 Sante Fe Energy Resources, Inc.* .....    1,460          13,778.75
 Unocal Corporation....................      370          13,782.50
 Western Atlas, Inc.*..................      200          13,775.00
Publishing (2.84%)
 Knight-Ridder, Inc....................      250          13,562.50
 The Reader's Digest Association,
 Inc...................................      580          13,738.75
Seismic Data Collection (1.41%)
 Veritas DGC, Inc.*....................      410          13,606.88
Soap & Cleaning Preparation (2.88%)
 Church & Dwight Co., Inc..............      480          13,830.00
 The Clorox Company....................      180          13,916.25
Telecommunications (7.18%)
 AirTouch Communications, Inc.* .......      330          13,695.00
 Century Telephone Enterprises, Inc.  .      270          13,837.50
 GTE Corporation.......................      270          13,736.25
 Teleport Communications Group, Inc.* .      240          13,860.00
 U.S. West Communications Group .......      300          13,931.25
                                                    ------------------
  TOTAL INVESTMENTS....................                 $962,500.00
                                                    ==================

------------
(1)     All Securities are represented entirely by contracts to purchase
        Securities.
(2) Valuation of the Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit.
(3)     The loss to the Sponsor on the date of deposit is $384.
*       Non-income producing security.